Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-210909, 333-208070, 333-128953, 333-12473, 333-66781, 333-88373, 333-51294, 333-110650, 333-119272, 333-175388, 333-169673, 333-147587, and 333-128953), of Rennova Health, Inc. of our report dated April 10, 2017 related to the consolidated financial statements as of and for the years ended December 31, 2016 and 2015 which appear in the Form 10-K, as amended, for the year ended December 31, 2016.

/s/ Green & Company, CPAs

Green & Company, CPAs

Temple Terrace, FL

April 28, 2017